Exhibit 10.7

EQV VENTURES ACQUISITION CORP. II

1090 Center Drive

Park City, UT 84098

July 1, 2025

EQV Ventures Sponsor II LLC

1090 Center Drive

Park City, UT 84098

Ladies and Gentlemen:

This letter agreement by and between EQV Ventures Acquisition Corp. II, a Cayman Islands exempted company (the “Company”) and EQV Ventures Sponsor II LLC, a Delaware limited liability company (“the Sponsor”) dated as of the date hereof, will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of the Company and continuing until the earlier of (i) the consummation by the Company of an initial business combination and (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), the Sponsor shall take steps directly or indirectly to make available, or cause to be made available, to the Company certain office space, utilities, secretarial support and administrative services as may be reasonably requested by the Company from time to time, situated at 1090 Center Drive, Park City, UT 84098 (or any successor location). In exchange therefore, the Company shall pay the Sponsor, or an affiliate thereof, as determined by the Sponsor, a sum of $40,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. The Sponsor hereby agrees that it does not have any right, title, interest or claim of any kind or nature as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, this letter agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and will not seek recourse against the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

The parties may not assign this letter agreement and any of their rights, interests, or obligations hereunder without the prior written consent of the other party, provided that the Sponsor may assign this letter agreement or any of its rights, interests or obligations hereunder to an affiliate without the prior written approval of the Company. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles that will apply the laws of another jurisdiction.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this letter agreement.

[Signature Page Follows]

Very truly yours,

EQV VENTURES ACQUISITION CORP. II

By:	/s/ Jerome Silvey
	Name:	Jerome Silvey
	Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

EQV VENTURES SPONSOR II LLC

By:	/s/ Tyson Taylor
	Name:	Tyson Taylor
	Title:	President and Secretary

[Signature Page to Administrative Services Agreement]